Exhibit 99.2

ClearSign Combustion Corporation

Announces Pricing Of Public Offering Of Common Stock

SEATTLE, February 23, 2018 – ClearSign Combustion Corporation (Nasdaq: CLIR) (“ClearSign” or the “Company”), an emerging leader in industrial combustion technologies that reduce emissions and improve efficiency, today announced the pricing of its previously announced underwritten public offering. ClearSign is offering 5,000,000 shares of its common stock, par value $0.0001 per share, at a price to the public of $2.25 per share. In connection with the offering, ClearSign has also granted the underwriter a 45-day option to purchase up to an additional 750,000 shares of common stock offered in the public offering to cover over-allotments, if any.

National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NasdaqCM:NHLD) is acting as sole book running manager for the offering.

The Company expects to receive gross proceeds from the offering, excluding the exercise of the over-allotment option, if any, of approximately $11.25 million, excluding underwriting discounts and commissions and other offering-related expenses. Assuming the full exercise of the over-allotment option, the gross proceeds may reach $12.94 million.

ClearSign intends to use the net proceeds from the offering primarily for sales and marketing, business development, research and development, working capital and general corporate purposes.

The offering is expected to close on February 27, 2018, subject to customary closing conditions.

A shelf registration statement relating to the shares of common stock being offered was filed with the U.S. Securities and Exchange Commission (SEC) and was declared effective on January 7, 2016. Copies of the final prospectus supplement and the accompanying base prospectus relating to the offering may be obtained by request to the offices of National Securities Corporation, Attn: Marguerite Rogers, Sr. Vice President, 200 Vesey St, 25th Floor, New York, NY 10281, Telephone: (212)-417-8227; Email: prospectusrequest@nationalsecurities.com; or the on the SEC’s website at http://www.sec.gov.

A final prospectus supplement describing the terms of the offering will be filed with the SEC. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex™, Duplex Plug & Play™ and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

Cautionary Note on Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and the Company’s employees, the Company’s ability to obtain financing, competition, whether the Company’s technology will be accepted and other factors identified in the Company’s Annual Report on Form 10-K filed with the Securities & Exchange Commission and available at www.sec.gov and other factors that are detailed in the Company’s periodic and current reports available for review at www.sec.gov. Furthermore, the Company operates in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

For further information:

Investor Relations:

Matthew Selinger

Three Part Advisors, LLC for ClearSign

+1 817-310-8776

mselinger@threepa.com

Media:

Sylvester Palacios, Jr.

Pierpont Communications for ClearSign

+1 512-448-4950

spalacios@piercom.com